UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant ☐

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☐  Preliminary Proxy Statement
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☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

Booz Allen Hamilton Holding Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Commencing on July 9, 2019, the Company sent the following to employees of the Company that participate in the Company’s Employee Stock Purchase Plan.

Colleagues,

Booz Allen Hamilton Holding Corporation will have its 2019 Annual Meeting of Stockholders on Thursday, July 25, at 8:00 a.m. in the Newman Auditorium in McLean (doors will open at 7:30 a.m.). As Booz Allen stockholders participating in our Employee Stock Purchase Plan, you should have received information via mail or email about how to vote on the four items noted in our proxy statement this year. If you have not received this information, contact Susanna Patton in the Legal Department.

The four items are:

•	A vote on the election of four directors

•	A vote on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2020

•	A non-binding advisory vote on the compensation program for the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section of the proxy statement

•
Approval of the adoption of the Fourth Amended and Restated Certificate of Incorporation to eliminate the Company's Class B non-voting common stock, Class C restricted common stock, and Class E special voting common stock, of which there are currently no shares outstanding

These items will be briefly addressed at the Annual Meeting. I encourage you to vote at any time between now and the meeting via mail or electronically at www.proxyvote.com.

As employee-owners, you are welcome to join us in-person for the Annual Meeting if you will be in McLean on July 25. For space planning purposes, please let Susanna know if you plan to attend.

Horacio

Commencing on July 9, 2019, the Company sent the following to the Executive Vice Presidents, Senior Vice Presidents and Vice Presidents of the Company.

Colleagues,

Booz Allen Hamilton Holding Corporation will have its 2019 Annual Meeting of Stockholders on Thursday, July 25, at 8:00 a.m. in the Newman Auditorium in McLean (doors will open at 7:30 a.m.). If you hold Booz Allen stock, you should have received information via mail or email about how to vote on the four items noted in our proxy statement this year. If you have not received this information, contact Susanna Patton in the Legal Department.

The four items are:

•	A vote on the election of four directors

•	A vote on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2020

•	A non-binding advisory vote on the compensation program for the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section of the proxy statement

•
Approval of the adoption of the Fourth Amended and Restated Certificate of Incorporation to eliminate the Company's Class B non-voting common stock, Class C restricted common stock, and Class E special voting common stock, of which there are currently no shares outstanding

These items will be briefly addressed at the Annual Meeting. I encourage you to vote at any time between now and the meeting via mail or electronically at www.proxyvote.com.

If you hold only options, you would not have received information via mail or email. Unexercised options (whether vested or not) do not carry any voting rights. Only shares of Class A common stock owned as of the record date of June 3, 2019 have the right to vote.

As leaders and owners, you are welcome to join us in-person for the Annual Meeting, if you will be in McLean on July 25. For space planning purposes, please let Susanna know if you plan to attend.

Horacio